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                                                                 EXHIBIT 10.38

                            FIRST AMENDMENT TO LEASE


This First Amendment to that certain Lease is made and entered into as of the 15th day of December, 1997, dated September 28, 1994 by and between Deane Investment Co., Ltd. ("Landlord") and NeXstar Pharmaceuticals, Inc., formerly Nexagen, Inc. ("Tenant") ("The Lease") for Suite 502 in that certain office building, commonly know as One Twin Lakes Business Park, Boulder, Colorado 80301.

1. EXPANSION SUITE AND TERM. Landlord agrees to lease to Tenant approximately 5,260 square feet of additional space, commonly known as Suite 501 ("Expansion Suite"). The term for the Expansion Suite shall extend from 12:00 noon on the 15th day of December, 1997 or upon the issuance of the Certificate of Occupancy, which ever is later ("Term Commencement Date") until 12:00 noon on the 15th day of December, 2000, or to such date that is the same amount of days the Term Commencement Date is extended beyond December 15, 1997 unless terminated sooner as provided in the Lease.

2. RENT. Tenant agrees to pay to Landlord as rent for the Expansion Suite the sum of One Hundred Twenty Four Thousand Six Hundred Sixty Two and 00/100's Dollars ($124,662.00), payable in beginning monthly installments of Three Thousand Four Hundred Sixty Two and 83/100's dollars ($3,462.83). The rental amount is based upon a rate of $7.90 per square foot. Tenant shall pay for utility expenses for the suite, but otherwise the rent provided herein shall be gross rental. Rent shall be pro rated for any partial month.

3. OCCUPANCY. Should the Term Commencement Date extend beyond December 15, 1997 Tenant may occupy 2,000 square feet of the Expansion Suite for warehouse purposes only beginning on December 15, 1997 for an additional One thousand Dollars ($1,000.00) per month until the Term Commencement Date but in no event later than March 15, 1998.

4. ESCALATION. Rent shall increase four percent (4%) commencing the thirteenth (13th) month of the term and annually thereafter. Article 4 of the Lease shall not be applicable to the Expansion Suite.

5. RENEWAL OPTION. Tenant shall have one, three-year option to renew the lease for the Expansion Suite at the then current rental rate continuing to escalate four percent (4%) per annum.

6. SECURITY DEPOSIT. An amount equal to one month's rent ($3,462.83) shall be deposited with the Landlord at the signing of this document by Tenant to be held as additional security deposit.

7. TENANT IMPROVEMENT ALLOWANCE. Landlord shall pay to Tenant an amount equal to $2.50 per square foot, or Thirteen Thousand One Hundred Fifty Dollars ($13,150.00), towards the Landlord approved improvements to the Expansion Suite. Any additional cost for Tenant Improvement in excess of Thirteen Thousand One Hundred Fifty Dollars ($13,150.00) shall be paid at Tenant's sole cost and expense.

9.   ADDITIONAL PROVISIONS.

     (A) Upon execution of this lease Tenant shall prepay rent for one month in the amount of ($3,462.83).

     (B) Tenant shall obtain Landlord's approval of all plans and specifications for any improvements prior to commencement of construction. Tenant shall also protect Landlord from construction liens as a result of improvements to the Expansion Suite. Tenant anticipates utilizing approximately 2,000 to 3,000 square feet as warehouse with shelving separated from the rest of the space with chain link fence, approximately 1000 square feet used as office, document control and conference space, utilizing drywall partitions and the remaining
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                          1,000 to 2,000 square feet as controlled storage
                          utilizing chain link fence partitions and potentially one or two UL rated safety storage units.

                    (C) Tenant shall obtain all necessary permits and approvals and comply with all applicable laws and regulations as they relate to improvements to the Expansion Suite.

                    (D) Tenant shall be permitted, at its expense, to construct a fire door through the fire wall in order to permit access between 501 and 502 and to run telephone and data cable through the fire wall. At the conclusion of the term, Landlord may require Tenant to remove any such fire door constructed and repair the fire wall at Tenant's expense.

                    (E) Landlord shall reimburse Tenant fifty percent (50%) of any expense to increase the water tap size to the building as required by the City of Boulder to comply with its building code. This will also include increasing the size of the interior water line if it is required by the City of Boulder.

                    (F) Landlord, at Landlord's expense, shall repair the overhead door, water damage on the walls and HVAC unit on the roof.

Except as hereby expressly amended, the terms and conditions of the Lease shall remain in fully force and effect.


                                             LANDLORD:

                                             DEAN INVESTMENT CO. LTD.

                                        By:  /s/ RICHARD L. DEANE
                                             ------------------------------
                                        Name:    Richard L. Deane
                                        Its:     General Partner


                                              TENANT:

                                              NeXstar Pharmaceuticals, Inc.


                                        By:  /s/ MICHAEL E. HART
                                             ------------------------------
                                        Name:    Michael E. Hart
                                        Its:     VP/CFO